UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UCOMMUNE INTERNATIONAL LTD
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Floor 8, Tower D,

No.2 Guang Hua Road,

Chaoyang District, Beijing, 100026

People’s Republic of China

(Address of Principal Executive Offices, Including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be so registered
Class A ordinary shares, par value US$0.0001	The Nasdaq Stock Market LLC
Warrants to purchase Class A ordinary shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐:

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235859 Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares and warrants to purchase Class A ordinary shares of Ucommune International Ltd. The description of the Class A ordinary shares and warrants contained under the heading “Description of PubCo’s Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on August 20, 2020, as amended from time to time (File No. 333-248191) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

1.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 to the Form 20FR12B filed on November 23, 2020).
4.1	Specimen Warrant Certificate of PubCo (incorporated by reference to Exhibit 4.4 to the Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020).
4.2	Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UCOMMUNE INTERNATIONAL LTD
Date: January 5, 2021
	By:	/s/ Zhuangkun He
Zhuangkun He
CEO